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Exhibit 99.2

Condensed Consolidated Balance Sheets
(In thousands)
                                                     -----------------    -----------------
                                                        May 2, 2003       January 31, 2003
                                                     -----------------    -----------------
Assets                                                  (Unaudited)
  Current assets
    Cash and short-term investments                  $         45,769     $         53,752
    Accounts receivable, net                                   34,645               22,467
    Prepaid expenses and other current assets                   5,877                4,026
                                                      ----------------     ----------------
       Total current assets                                    86,291               80,245
  Property and equipment, net                                  22,026               22,798
  Purchased developed technology, net                           3,990                4,655
  Restricted long-term investments                             12,033               13,412
  Other assets                                                  2,606                2,624
                                                      ----------------     ----------------

                                                     -----------------    -----------------
    Total assets                                     $        126,946     $        123,734
                                                      ================     ================

                                                     -----------------    -----------------
Liabilities and Stockholders' Equity
                                                     -----------------    -----------------
  Current liabilities
                                                     -----------------    -----------------
    Accounts payable                                 $          8,979     $          4,699
    Accrued employee benefits                                   9,608                8,821
    Current portion restructuring costs                        12,588               13,418
    Other accrued liabilities                                   8,460                8,421
    Current portion of capital lease obligations                    -                   11
    Deferred revenue                                           28,065               23,955
                                                      ----------------     ----------------
       Total current liabilities                               67,700               59,325
  Long-term accrued restructuring costs                        24,009               26,903
  Long-term notes payable and other liabilities                 1,693                1,687
                                                      ----------------     ----------------

    Total liabilities                                          93,402               87,915

Stockholders' equity
  Common stock                                                    179                  178
  Additional paid-in capital                                  548,422              540,994
  Accumulated other comprehensive income (loss)                   353                  294
  Notes receivable from stockholders                              (67)                 (69)
  Accumulated deficit                                        (515,343)            (505,578)
                                                      ----------------     ----------------
    Total stockholders' equity                                 33,544               35,819
                                                      ----------------     ----------------

                                                     -----------------    -----------------
    Total liabilities and stockholders' equity       $        126,946     $        123,734
                                                      ================     ================

Pro Forma Statement of Operations
(In thousands, except per share data, unaudited)
                                                               Three Months Ended
                                                        May 2, 2003      April 30, 2002

Revenues
   License fees                                      $         13,570     $         12,708
   Services                                                    18,523               18,404
                                                      ----------------     ----------------
     Total revenues                                            32,093               31,112

Costs and expenses
   Cost of license fees                                            88                  115
   Cost of services                                            11,613               10,949
   Research and development                                     7,167               11,434
   Sales and marketing                                         11,388               14,900
   General and administrative                                   3,333                4,394
   Amortization of deferred stock compensation                      1                  110
                                                      ----------------     ----------------
Total costs and expenses                                       33,590               41,902
Pro forma loss from operations                                 (1,497)             (10,790)
   Interest and other income, net                                 123                  698
                                                      ----------------     ----------------
Pro forma loss before income taxes                             (1,374)             (10,092)
   Provision for income taxes                                    (635)              (1,068)
                                                      ----------------     ----------------
Pro forma net loss                                   $         (2,009)    $        (11,160)
                                                      ================     ================
Items excluded from pro forma net loss
                                                     --------------------------------------
   Stock option compensation charges                           (7,089)                   -
   Amortization and impairment of acquired
    intangibles (A)                                              (665)                (665)
   Amortization and impairment of purchased licenses                -                 (184)
                                                      ----------------     ----------------
GAAP net loss                                        $         (9,763)    $        (12,009)
                                                      ================     ================

                                                     --------------------------------------

Pro forma earnings per share
 Pro forma net loss per share                        $          (0.01)    $          (0.06)
                                                      ================     ================
 Shares used in computing
    pro forma net loss per share                              178,568              174,892
                                                      ================     ================

GAAP earnings per share
 Basic and diluted net loss per share                $          (0.05)    $          (0.07)
                                                      ================     ================
 Shares used in computing
    basic and diluted net loss per share                      178,568              174,892
                                                      ================     ================

Notes:

A) Acquired intangibles include amortization for goodwill and other purchased intangibles.

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